FIRST FEDERAL BANCORP, INC.
                                505 Market Street
                             Zanesville, Ohio 43701
                                 (614) 453-0606


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the 1997 Annual Meeting of Shareholders of First Federal Bancorp, Inc. ("Bancorp"), will be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 19, 1997, at 2:00 p.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1. To re-elect Ward D. Coffman, III, Robert D. Goodrich, II, Patrick L. Hennessey and Connie Ayres LaPlante as directors of Bancorp for terms expiring in 1999;

      2. To approve the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors; and

      3. To ratify the selection of Crowe, Chizek and Company as the auditors of Bancorp for the current fiscal year;

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of Bancorp of record at the close of business on December 24, 1996, will be entitled to receive notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.



Zanesville, Ohio                           J. William Plummer, President and
January 10,  1997                             Chief Executive Officer
                                              Ward D. Coffman, III, Secretary



                           FIRST FEDERAL BANCORP, INC.
                                505 Market Street
                             Zanesville, Ohio 43701
                                 (614) 453-0606

                                 PROXY STATEMENT

                                     PROXIES

      The enclosed Proxy is being solicited by the Board of Directors of First Federal Bancorp, Inc. ("Bancorp"), for use at the 1997 Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 19, 1997, at 2:00 p.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder before exercise by giving notice of revocation to Bancorp in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

      FOR the re-election of Ward D. Coffman, III, Robert D. Goodrich, II, Patrick L. Hennessey and Connie Ayres LaPlante as directors of Bancorp for terms expiring in 1999;

      FOR the approval of the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors (the "Performance Plan"); and

      FOR the ratification of the selection of Crowe, Chizek and Company ("Crowe Chizek") as the auditors of Bancorp for the current fiscal year.

      Proxies may be solicited by the directors, officers and other employees of Bancorp in person or by telephone, telegraph or mail, only for use at the Annual Meeting and will not be used for any other meeting. The cost of soliciting Proxies will be borne by Bancorp.

      Only shareholders of record as of the close of business on December 24, 1996 (the "Voting Record Date"), are eligible to vote at the Annual Meeting. Bancorp's records disclose that, as of the Voting Record Date, there were 1,571,716 common shares of Bancorp (the "Shares") outstanding. All numbers of Shares contained in this Proxy Statement reflect a stock dividend in the nature of a 2-for-1 stock split that was effective in November 1996. On all matters, shareholders are entitled to one vote for each Share held.

      This Proxy Statement is first being mailed to the shareholders of Bancorp on or about January 10, 1997.


                                  VOTE REQUIRED

Election of Directors

      Under Ohio law and Bancorp's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy.

Approval of the Performance Stock Option Plan

      The affirmative vote of the holders of at least a majority of the Common Shares represented in person or by proxy at the Annual Meeting is necessary to approve the Performance Plan. Generally, shares that are held by a nominee for a beneficial owner and that are represented in person or by proxy at the Annual Meeting but not voted with respect to such proposal ("Non-votes") will have the same effect as a vote against the approval of the Performance Plan. If, however, a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the approval of the Performance Plan by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the approval of the Performance Plan and will not be considered Non-votes.

Ratification of Selection of Auditors

      The affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of Bancorp for the current fiscal year. The effect of an abstention is the same as an "against" vote. If, however, a shareholder has signed and dated a proxy in the form of the enclosed Proxy, but has not voted on the ratification of the selection of Crowe Chizek as the auditors by marking the appropriate box on the Proxy, such person's Shares will be voted FOR the ratification of the selection of Crowe Chizek as the auditors.


                       VOTING SECURITIES AND OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the only persons known to Bancorp to own beneficially more than five percent (5%) of the outstanding Shares as of December 15, 1996:

                               Amount and Nature of             Percent of
Name and Address (1)         Beneficial Ownership (2)       Shares Outstanding
--------------------         ------------------------       ------------------

Ward D. Coffman, III                  92,160 (3)                   5.81%
Connie Ayres LaPlante                104,244 (4)                   6.50
J. William Plummer                   108,960 (5)                   6.79

--------------------
<F1>  Each of the  individuals  listed  in this  table may be  contacted  at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  All  Shares  are held  with  sole  voting  and  dispositive  power  unless otherwise indicated.

<F3>  Includes  16,740 Shares subject to currently  exercisable  options granted under the First Federal Bancorp, Inc., 1992 Stock Option Plan for Non-Employee Directors (the "1992 Non-qualified Plan") and the First Federal Bancorp, Inc., 1994 Stock Option Plan for Non-Employee Directors (the "1994 Non-qualified Plan"); and 7,000 Shares held by the First Federal Savings Bank of Eastern Ohio Defined Benefit Pension Plan (the "Pension Plan"), with respect to which Mr. Coffman shares voting and dispositive power as a co-trustee.

<F4>  Consists of 70,024  Shares held jointly with Mrs.  LaPlante's  husband and
      34,220 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Incentive Stock Option Plan for Officers and Key Employees (the "1992 ISO Plan") and the First Federal Bancorp, Inc., 1994 Stock Option Plan for Officers and Key Employees (the "1994 ISO Plan").

<F5>  Includes  34,220 Shares subject to currently  exercisable  options granted under the 1992 ISO Plan and the 1994 ISO Plan; and 7,000 Shares held by the Pension Plan, with respect to which Mr. Plummer shares voting and dispositive power as a co-trustee.

      The following table sets forth certain information with respect to the number of Shares beneficially owned by each director of Bancorp and by all directors and executive officers of Bancorp as a group as of December 15, 1996:

                                           Amount and Nature of           Percent of
Name and Address(1)                      Beneficial Ownership (2)     Shares Outstanding
-------------------                      ------------------------     ------------------

Ward D. Coffman, III                             92,160 (3)                 5.81%
Robert D. Goodrich, II                           36,940 (4)                 2.33
Patrick L. Hennessey                             69,740 (5)                 4.39
Connie Ayres LaPlante                           104,244 (6)                 6.50
John C. Matesich, III                            44,365 (7)                 2.80
Don R. Parkhill                                  24,725 (8)                 1.56
J. William Plummer                              108,960 (9)                 6.79
All directors and executive officers
 of Bancorp as a group (7 people)               460,134                    26.72%

--------------------
<F1>  Each of the  individuals  listed  in this  table may be  contacted  at the address of Bancorp, 505 Market Street, Zanesville, Ohio 43701.

<F2>  All  Shares  are held  with  sole  voting  and  dispositive  power  unless otherwise indicated.

<F3>  See footnote 3 to the preceding  table for a description of Mr.  Coffman's beneficial ownership.

<F4>  Includes 400 Shares held of record by Mr.  Goodrich as  custodian  for his daughter; 2,400 Shares held of record by Mr. Goodrich as custodian for his minor son; and 16,740 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan and the 1994 Non-qualified Plan.

<F5>  Includes  16,740 Shares subject to currently  exercisable  options granted under the 1992 Non-qualified Plan and the 1994 Non-qualified Plan and 7,000 Shares held by the Pension Plan, with respect to which Mr. Hennessey shares voting and dispositive power as a co-trustee.

<F6>  See footnote 4 to the preceding table for a description of Ms.  LaPlante's beneficial ownership.

<F7>  Includes 625 Shares held by Mr. Matesich's daughter; 16,740 Shares subject to currently exercisable options granted under the 1992 Non-qualified Plan and the 1994 Non-qualified Plan; and 7,000 Shares held by the Pension Plan, with respect to which Mr. Matesich shares voting and dispositive power as a co-trustee.

<F8>  Includes  1,500  Shares  held by Mr.  Parkhill's  wife and  16,740  Shares
      subject  to  currently   exercisable   options   granted  under  the  1992
      Non-qualified Plan and the 1994 Non-qualified Plan.

<F9>  See footnote 5 to the preceding  table for a description of Mr.  Plummer's beneficial ownership.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      In accordance with Article Two of the Code of Regulations of Bancorp (the "Regulations"), four directors are to be elected at the Annual Meeting, each for a term of two years and until their successors are elected. Each holder of Shares is entitled to one vote for each director position for each Share held. No shareholder may cumulate votes in the election of directors.

      In accordance with Section 2.03 of the Regulations, nominees for election as a director may be proposed only by the directors or by a shareholder entitled to vote for directors. The directors will consider shareholder nominations in selecting nominees. A shareholder who wishes to make a nomination must follow the procedures set forth in the Regulations. Such procedures require the submission of a written nomination by the shareholder to the Secretary of Bancorp by the later of the November 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been so owned.

      Unless otherwise directed, Proxies received pursuant to this solicitation will be voted for the nominees listed below, each of whom has been designated by the directors. In the event that any nominee listed below fails to stand for election at the Annual Meeting, Proxies will be voted for such other person as may be designated by the directors. Management does not anticipate that any of the nominees listed below will fail to stand for election at the Annual Meeting.

      The Board of Directors proposes the re-election of the following persons to terms which will expire in 1999:

                                                                       Director
Name (1)                       Age (2)      Position(s) Held           Since (3)
--------                       -------      ----------------           ---------

Ward D. Coffman, III             43         Secretary and Director       1992
Robert D. Goodrich, II           50         Director                     1992
Patrick L. Hennessey             46         Director                     1992
Connie Ayres LaPlante            40         Treasurer and Director       1992

--------------------
<F1>  There  are no  family  relationships  among  the  directors  or  executive officers of Bancorp.

<F2>  As of December 15, 1996.

<F3>  Each director  nominee became a director of Bancorp in connection with the
      1992 conversion of First Federal Savings Bank of Eastern Ohio, Inc. ("First Federal"), from mutual to stock form (the "Conversion") and the formation of Bancorp as the holding company of First Federal. Each director nominee also serves as a director of First Federal.

      The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                                             Term
Name (1)                   Age (2)      Position(s) Held               Director Since (3)   Expires
--------                   -------      ----------------               -----------------    -------

John C. Matesich, III        53         Chairman and Director                 1992           1998
Don R. Parkhill              38         Director                              1995           1998
J. William Plummer           51         President, Chief Executive            1992           1998
                                         Officer and Director

--------------------
<F1>  There  are no  family  relationships  among  the  directors  or  executive officers of Bancorp.

<F2>  As of December 15, 1996.

<F3>  Each  director,  except  Mr.  Parkhill,  became a  director  of Bancorp in connection with the Conversion and the formation of Bancorp as the holding company of First Federal. Each director also serves as a director of First Federal.

      Ward D. Coffman, III, is an attorney who has been engaged in private practice in the Zanesville area for more than five years.

      Robert D. Goodrich, II, is the Chairman of the Board and Chief Executive Officer of Wendy's Management Group, Inc., a position he has held since 1986.

      Patrick L. Hennessey is currently the President of P & D Transportation. Mr. Hennessey has been employed by P & D Transportation since 1985.

      Connie Ayres LaPlante is a Senior Vice President and the Treasurer of First Federal. Ms. LaPlante commenced employment with First Federal in 1978.

      John C. Matesich, III, is the President of Matesich Distributing Co., a beer and wine distributor in Southeastern Ohio. Mr. Matesich has been the President of Matesich Distributing Co. since 1990 and has been employed by Matesich Distributing Co. for more than five years.

      Don R. Parkhill was appointed to the Board of Directors effective October 1, 1995, to fill the vacancy created by the death of D. Bruce Huffman. Mr. Parkhill has been the President of Blackson-Parkhill Agency, Inc., doing business as Parkhill Sedanko Insurance Agency, Inc., in Coshocton, Ohio, since 1987. Mr. Parkhill is also the owner of Parkhill Business and Estate Planning, which has sold life insurance and assisted with other financial planning needs since 1987.

      J. William Plummer is currently the President and Chief Executive Officer of First Federal. Mr. Plummer has been employed by First Federal since 1970 and has served as the President and the Chief Executive Officer since 1979.

Meetings of Directors

      The Board of Directors of Bancorp met 14 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1996. Each director attended at least 75% of the aggregate of such meetings and all meetings of the committees of the Board of Directors of which such director is a member.

      The Board of Directors of First Federal met 24 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1996.

Committees of Directors

      The Board of Directors of Bancorp has a Stock Option Committee formed to administer the 1992 ISO Plan, the 1994 ISO Plan, the 1992 Non-qualified Plan and the 1994 Non-qualified Plan. The Stock Option Committee is comprised of Messrs. Coffman, Hennessey and Matesich. The Stock Option Committee met one time during the fiscal year ended September 30, 1996.

      The Board of Directors of Bancorp does not have a Nominating Committee. Nominations for election to the Board of Directors of Bancorp are determined by the entire Board of Directors of Bancorp. In addition, the Regulations provide a procedure for shareholders to nominate persons for election to the Board of Directors of Bancorp. See "Election of Directors."

      The Audit Committee and the Compensation Committee of the Board of Directors of Bancorp meet in conjunction with the Audit Committee and the Compensation Committee of the Board of Directors of First Federal. The Audit Committee is comprised of Messrs. Coffman, Hennessey and Goodrich. The function of the Audit Committee is to recommend the retention of outside auditors for Bancorp and First Federal and to meet with such outside auditors to review the results of their audit of Bancorp and First Federal. The Audit Committee met once during the fiscal year ended September 30, 1996.

      Messrs. Coffman, Goodrich and Matesich are the members of the Compensation Committee. The Compensation Committee reviews and recommends to the full Board of Directors salary levels and benefits for the executive officers of First Federal and, in conjunction with management, for the other employees of First Federal. The Compensation Committee met four times during the fiscal year ended September 30, 1996.

      The Board of Directors of First Federal also has a Loan Committee. The function of the Loan Committee is to approve loans for amounts greater than $200,000. Messrs. Plummer, Coffman and Hennessey are the members of the Loan Committee. The Loan Committee met 15 times by telephone during the fiscal year ended September 30, 1996.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following Summary Compensation Table sets forth certain information with respect to the compensation paid by First Federal to the chief executive officer of Bancorp and the only other officer of Bancorp to receive cash compensation in excess of $100,000 during fiscal year 1996:

                           Summary Compensation Table

                                    Annual Compensation         Long Term Compensation
                                  -----------------------   -------------------------------
                                                                         Awards
                                                            -------------------------------
  Name and Principal                                        Restricted
       Position            Year    Salary($)    Bonus ($)    Stock ($)     Options/ SARs(#)
----------------------     ----   -----------   ---------   -----------    ----------------

J. William Plummer         1996   $123,876       $50,660       $   -          $     -
  President and Chief      1995    113,758(1)     42,493           -           16,000(2)
  Executive Officer        1994    113,396(1)     31,500           -                -

Connie Ayres LaPlante      1996     80,393(3)     28,254           -                -
  Treasurer

-------------------
<F1>  Includes  directors'  fees in the amount of $4,200  and  $13,300 in fiscal years 1995 and 1994, respectively. Does not include amounts attributable to other miscellaneous benefits, the cost of which was less than 10% of Mr. Plummer's cash compensation.

<F2>  Represents the number of Shares underlying  options granted to Mr. Plummer under the 1994 ISO Plan. Bancorp does not have a stock benefit plan which provides for the grant of "SARs," an abbreviation for "Stock Appreciation Rights."

<F3>  Does not include amounts attributable to other miscellaneous benefits, the cost of which was less than 10% of Ms. LaPlante's cash compensation.

Employment Agreements

      In November 1996, First Federal entered into employment agreements with Mr. Plummer and Ms. LaPlante, each with a term of three years. The agreements provide for a salary review by the Board of Directors not less often than annually and the inclusion of the employee in any formally established employee benefit, bonus pension and profit-sharing plans for which senior management personnel are eligible. Each employment agreement may be terminated by First Federal at any time. In the event of termination for "just cause," as defined in the employment agreement, the employee will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination within one year of any change in "control" (as defined below) of First Federal or Bancorp, each employee will be entitled to receive
(a) a payment in an amount equal to the sum of (i) the amount of compensation to which the employee is entitled for the remainder of the term of the agreement, plus (ii) the difference between (x) the product of three multiplied by the total compensation paid to the employee for the immediately preceding calendar year less (y) the amount paid to the employee pursuant to (i); and (b) continued health, life and disability insurance and other benefits substantially equal to those which the employee was receiving at the time the agreement was terminated until the earliest to occur of the end of the term of the agreement, or the date the employee becomes employed by another employer. "Control," as defined in the employment agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote ten percent (10%) or more of the Shares of either First Federal or Bancorp, the control of the election of a majority of the directors of either First Federal or Bancorp or the exercise of a controlling influence over the management or policies of either First Federal or Bancorp.

      In the event of termination other than for "just cause" (as defined in the employment agreement) or in connection with a change of control, the employee will be entitled to a continuation of salary payments for a period of time equal to the term of the employment agreement, as well as a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earlier to occur of the end of the employment agreement term or the date the employee becomes employed full-time by another employer.

Compensation of Directors

      Each non-employee director of Bancorp receives a fee of $250 per month and $50 for each meeting of the Board of Directors attended, with payment for two excused absences per year. Each non-employee director of First Federal receives a fee of $500 per month and $200 for each meeting of the Board of Directors attended, with payment for four excused absences per year. In addition to regular fees paid to the directors of First Federal, members of the Compensation Committee and members of the Benefits Committee who are not employees receive $150 for each meeting attended. Members of the Loan Committee, other than the executive officers, receive $50 for each meeting attended in person, although no fees were paid during the fiscal year ended September 30, 1996, because only telephonic meetings were held during the year. No committee fees are paid to members of the Audit Committee.

Certain Transactions with First Federal

      First Federal makes loans to executive officers and directors of First Federal and Bancorp in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

      During the fiscal year ended September 30, 1996, First Federal retained the services of Ward D. Coffman, III, an attorney engaged in private practice in the Zanesville area. Mr. Coffman is the secretary and a director of Bancorp and serves as general counsel to First Federal. From time to time, Mr. Coffman will serve as general counsel to First Federal during the fiscal year beginning October 1, 1996.

Stock Option Plans

      The shareholders of Bancorp approved stock option plans for employees (the "ISO Plans") and non-employee directors (the "Non-qualified Plans") in 1993 and in 1995. The purposes of the ISO Plans and the Non-qualified Plans include attracting and retaining the best available personnel as officers, employees and directors of Bancorp and First Federal and providing incentives to the officers, employees and directors of Bancorp and First Federal by facilitating their purchases of an ownership interest in Bancorp.

      Bancorp currently has reserved 322,082 common shares for issuance under the ISO Plans and the Non-Qualified Plans, of which 236,980 are currently subject to outstanding options. Pursuant to the ISO Plans, options to purchase 157,880 Shares have been granted. Of such options, an option to purchase 2,000 Shares has terminated without being exercised and options to purchase 2,600 Shares have been exercised as of December 24, 1996. Such options are intended to qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, if certain conditions are met, permits the optionees to delay the recognition of federal taxable income on the Shares received upon the exercise of options. All of the ISOs already granted are currently exercisable in full.

      The Stock Option Committee of the Board of Directors may grant options under the ISO Plans at such times as it deems most beneficial to Bancorp and First Federal on the basis of the nature of the services rendered by the employee, each employee's current and potential contribution to Bancorp and First Federal and such other factors as the Stock Option Committee may, in its sole discretion, deem relevant.

      The option exercise price for ISOs is determined by the Stock Option Committee at the time of option grant. The exercise price must not be less than 100% of the fair market value of the Shares on the date of the grant. Moreover, for an employee who owns more than 10% of Bancorp's outstanding Shares, the exercise price of the ISO may not be less than 110% of the fair market value of the Shares on the date of the grant, and the ISO shall not be exercisable after the expiration of five years from the date it is granted. No ISO will be exercisable after the expiration of ten years from the date of grant.

      The ISO Plans provide that in the event of a "change of control," as defined in the ISO Plans, all ISOs then outstanding shall become immediately exercisable. A "change of control" includes execution of an agreement for a merger or acquisition or the acquisition of the beneficial ownership of 25% or more of the voting shares of Bancorp by any person or entity.

      Pursuant to the Non-qualified Plans, options to purchase 100,440 Shares of Bancorp have been granted, and of such options, an option to purchase 16,740 Shares has terminated without being exercised. The Non-qualified Plans provide for the grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Code ("Non-qualified Options"). Grants of Non-qualified Options are made automatically to each non-employee director at the time the Non-qualified Plans became effective or upon a new director's election. Non-qualified Options granted under the 1994 Non-qualified Plan are immediately exercisable upon grant. Non-qualified Options granted under the 1992 Non-qualified Plan are first exercisable one year after the date of grant.

      The exercise price for Non-qualified Options is the fair market value of the Shares on the date of the grant, except that the exercise price of a Non-qualified Option granted to a non-employee director who owns more than 10% of Bancorp's outstanding Shares shall be 110% of the fair market value of the Shares on the date of the grant. The term of each Non-qualified Option will be ten years from the date each such Non-qualified Option is granted, except that in the case of a Non-qualified Option granted to an optionee who owns a number of Shares representing more than 10% of the Shares outstanding at the time the Non-qualified Option is granted, the term of the Non-qualified Option shall be five years. Termination or removal of an Option recipient for cause, as defined in the ISO Plans and the Non-qualified Plans, will result in the annulment of any outstanding Options. An Option recipient cannot transfer or assign an Option other than by will or in accordance with the laws of descent and distribution.

      Without further approval of the shareholders, the Board of Directors of Bancorp may at any time alter, suspend or discontinue the ISO Plans or the Non-qualified Plans, except that the Board of Directors may not, without approval of the shareholders, increase the number of Shares which may be issued under the ISO Plans or the Non-qualified Plans (except for adjustments to reflect certain changes in the capitalization of Bancorp), materially increase the benefits accruing to participants under the ISO Plans or the Non-qualified Plans or materially modify the requirements for eligibility for participation in the ISO Plans or the Non-qualified Plans. Notwithstanding the foregoing, the Board of Directors may amend the ISO Plans or the Non-qualified Plans to take into account changes in applicable securities, federal income tax and other applicable laws.

      The following table sets forth information regarding the number and value of unexercised options awarded under the ISO Plans held by the person listed in the Summary Compensation Table:

            Aggregated Option/SAR Exercises In Last Fiscal Year and
                            9/30/96 Option/SAR Values

                                                            Number of
                                                            Securities        Value of
                                                            Underlying       Unexercised
                                                            Unexercised     In-the-Money
                                                           Options/SARs     Options/SARs
                                                           at 9/30/96(#)    at 9/30/96(1)
                      Shares Acquired                      Exercisable/     Exercisable/
       Name             on Exercise      Value Realized    Unexercisable    Unexercisable
------------------    ---------------    --------------    -------------    -------------

J. William Plummer          N/A                N/A            34,220/0        $316,975/0

-------------------
<F1>  An option is  "in-the-money"  if the fair market  value of the  underlying
      Shares exceeds the exercise price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of Shares subject to unexercised options by the difference between the exercise prices of such options and the closing sale price for the Shares on September 30, 1996, as adjusted to reflect the November 1996 stock dividend.

                 PROPOSAL TWO: APPROVAL OF THE PERFORMANCE PLAN

      The Board of Directors of Bancorp proposes the adoption of the Performance Plan. The Performance Plan must be approved by the holders of a majority of the Common Shares represented in person or by proxy at the Annual Meeting. The Board of Directors recommends that the shareholders of Bancorp approve the Performance Plan.


      The following is a summary of the terms of the Performance Plan and is qualified in its entirety by reference to the full text of the Performance Plan, a copy of which is attached hereto as Exhibit A.

Purpose and Eligibility

      The purpose of the Performance Plan is to provide incentive to the four senior executive officers and the five non-employee directors of Bancorp and First Federal to maintain and improve the financial performance of Bancorp. The following four senior executive officers and five non-employee directors are eligible to participate in the Performance Plan (collectively, the "Participants").

                    Senior Executive Officers                        Non-Employee Directors
----------------------------------------------------------------     ----------------------
        Name                              Office
        ----                              ------

J. William Plummer        President of Bancorp and First Federal     John Matesich, III
Connie Ayres LaPlante     Treasurer of Bancorp, Senior Vice          Ward D. Coffman, III
                          President, Treasurer of First Federal      Robert D. Goodrich, II
Thomas N. Sulens          Senior Vice President of First Federal     Patrick H. Hennessey
Larry W. Snode            Senior Vice President of First Federal     Don R. Parkhill

      The Performance Plan has been designed specifically to provide incentive to the Participants to continue the comparatively strong financial performance of Bancorp during the past five years. In order for any one of the Participants to obtain any economic benefit from the Performance Plan, two events must occur. First, the return on equity ("ROE") of Bancorp must be maintained at or above a five-year average. Second, following the grant of options under the Performance Plan, the market value of the shares must appreciate. If the ROE is maintained, for example, but the fair market value of the shares underlying the options never increases, then no economic benefit will be obtained by any of the Participants.

      Bancorp currently has reserved 322,082 common shares for issuance under the ISO Plans and the Non-qualified Plans, of which 236,980 are subject to currently outstanding options. Such options were granted (i) to employees on a discretionary basis following a subjective evaluation of the performance of each optionee by the Stock Option Committee and (ii) to non-employee directors on an automatic basis after adoption of each such plan by the shareholders. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - Stock Option Plans."

      Unlike the ISO Plans and the Non-qualified Plans, the Performance Plan provides for the grant of options if, and only if, the ROE for any fiscal year during the five-year term of the Performance Plan equals or exceeds the average of the returns on equity for the five fiscal years preceding any such fiscal year (the "Average"). In order to determine whether the Participants are eligible for an option grant, the ROE for each of the five fiscal years of the Performance Plan will be determined as of September 30 of each such year; will be calculated in accordance with generally accepted accounting principles; and will be reported in the Annual Report to Shareholders for each such year.

      When the ROE during any year of the five-year term equals or exceeds the Average, then an option to purchase 2,000 common shares will be granted to each of the Participants on December 1 of such year. However, the maximum number of common shares which may be subject to options granted to any Participant under the Performance Plan is 6,000. As a result, options under the Performance Plan may only be granted in three of the five years of the term.

Exercise Price

      If the Performance Plan is approved by the shareholders, 54,000 Shares (approximately 3.44% of the Common Shares outstanding on December 24, 1996) will be reserved for issuance by Bancorp upon the exercise of options granted to senior executive officers and non-employee directors of Bancorp under the Performance Plan.

      Options will be granted under the Performance Plan with an exercise price equal to the fair market value of the Shares on the date of the grant. Fair market value is defined by the Performance Plan as the mean between the closing high bid and low asked quotations for a Share of Bancorp on The Nasdaq Stock Market. Notwithstanding the foregoing, in the event a participant owns Shares representing more than 10% of the outstanding Shares at the time the option is granted, the exercise price shall not be less than 110% of the Fair Market Value on the date of grant.

Administration and Amendment

      The Performance Plan will be administered by the Stock Option Committee. Without further approval of the shareholders, the Board of Directors of Bancorp may at any time alter, suspend or discontinue the Performance Plan, except that the Board of Directors may not, without approval of the shareholders, increase the number of Common Shares which may be issued under the Performance Plan (except for adjustments to reflect certain changes in the capitalization of Bancorp), materially increase the benefits accruing to participants under the Performance Plan or materially modify the requirements for eligibility for participation in the Performance Plan. Notwithstanding the foregoing, the Board of Directors may amend the Performance Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

Term

      The term of each option granted pursuant to the Performance Plan will be 10 years from the date of grant. However, in the case of a Senior Executive Officer who owns a number of Shares representing more than ten percent (10%) of the Shares outstanding at the time the option is granted, the term of the option will be 5 years. Each option will terminate before the end of the term, one year after termination of service due to disability, six months after death (unless extended to one year by the Stock Option Committee) or three months after termination of service for any reason other than termination for "cause," as defined in the Performance Plan. Any option granted pursuant to the Performance Plan will, unless otherwise specified by the Stock Option Committee at the time of grant, be exercisable immediately after the date of grant of such option, provided that the optionee shall have been a senior executive officer or non-employee director of Bancorp or First Federal at all times during the period beginning with the date of grant of any such option and ending on the date which is 3 months before the date of exercise of any such option. Any options granted pursuant to the Performance Plan will not be transferable other than by will or by the laws of descent and distribution. All options granted pursuant to the Performance Plan will become immediately exercisable in the event of a Change of Control, as defined herein at "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
- Stock Option Plans."

Tax Treatment of ISOs

      An optionee who is granted an ISO will not recognize taxable income either on the date of grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of Shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. If the optionee disposes of the Shares within two years of the date of grant or within one year from the date of the transfer of the Shares to the optionee (a "Disqualifying Disposition"), however, then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the Shares have been held.

      Bancorp is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

      If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired Shares to Bancorp, and Shares received by the optionee equal in number to previously acquired Shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired Shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis for federal income tax purposes of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using Shares previously acquired through the exercise of an ISO, the exchange of such previously acquired Shares will be considered a disposition of such Shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Tax Treatment of Non-qualified Options

      An optionee receiving a Non-qualified Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. The optionee must recognize ordinary income generally at the time of exercise of a Non-qualified Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by Bancorp generally will be required. The amount of ordinary income recognized by an optionee will be deductible by Bancorp in the year that the optionee recognizes the income if Bancorp complies with the applicable withholding requirement.

      If, at the time of exercise, the sale of the Shares could subject the optionee to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, such person generally will not recognize ordinary income until the date that the optionee is no longer subject to such Section 16(b) liability. Upon such date, the optionee will recognize ordinary income in an amount equal to the fair market value of the Shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

      Shares acquired upon the exercise of a Non-qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Shares, the optionee will recognize long-term capital gain or loss if the optionee has held the Shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the Shares for one year or less.

      If a holder of a Non-qualified Option pays the exercise price, in whole or in part, with previously acquired Shares, the optionee will recognize ordinary income in the amount by which the fair market value of the Shares received exceeds the exercise price. The optionee will not recognize gain or loss with respect to the previously acquired Shares upon delivering such previously acquired Shares to Bancorp unless such delivery constitutes a Disqualifying Disposition of Shares acquired through the exercise of an ISO. Shares received by an optionee equal in number to the previously acquired Shares exchanged therefor will have the same basis and holding period as such previously acquired Shares. Shares received by an optionee in excess of the number of such previously acquired Shares will have a basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized. The holding period for such additional Shares will commence as of the date of exercise or such other relevant date.

Awards

      The following table sets forth information with respect to awards which will be made pursuant to the Performance Plan if approved by the shareholders and if the ROE targets required by the Performance Plan are achieved:


                                NEW PLAN BENEFITS

       Name and Position                          Number of Units
       -----------------                          ---------------

       J. William Plummer                              6,000
       Connie Ayres LaPlante                           6,000
       Executive Group                                12,000
       Non-Employee Director Group                    30,000
       Non-Executive Officer Employee Group           12,000

      Because the options are contingent upon the specific performance targets and will not be transferable and because the exercise price will be the fair market value at the date of grant, no value can be determined at this time. The fair market value of each Share outstanding at December 15, 1996, based on Nasdaq's reported closing sale price, was $16.00.


              PROPOSAL THREE: RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors of Bancorp has selected Crowe Chizek as the auditors of Bancorp and its subsidiary for the current fiscal year and recommends that the shareholders ratify such selection. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                 PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

      Any proposals of security holders intended to be included in Bancorp's Proxy Statement for the 1998 Annual Meeting of Shareholders should be sent to Bancorp by certified mail and must be received by Bancorp not later than September 12, 1997.

      Management knows of no other business which may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. If, however, other matters are brought before the Annual Meeting, the persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


Zanesville, Ohio                           J. William Plummer, President and
January 10, 1997                             Chief Executive Officer
                                           Ward D. Coffman, III, Secretary



                                    Exhibit A


                           FIRST FEDERAL BANCORP, INC.
                       1997 PERFORMANCE STOCK OPTION PLAN
               FOR SENIOR EXECUTIVE OFFICERS AND OUTSIDE DIRECTORS


      1. Purpose of this Plan. The purpose of the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors is to provide incentive to the senior executive officers and outside directors of First Federal Bancorp, Inc., and First Federal Savings Bank of Eastern Ohio to maintain and improve the financial performance of First Federal Bancorp, Inc. This Plan is intended to authorize the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not qualify as incentive stock options under such code.

      2. Definitions. As used in this Plan, the following terms have the corresponding meanings:

      (a) "Board" means the Board of Directors of First Federal Bancorp, Inc. ("FFB"), or any successor corporation upon assumption of this Plan.

      (b) "Cause" means failure to comply with the Human Resources Policies of FFB or First Federal Savings Bank of Eastern Ohio ("FFS") or personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned to the Optionee in any employment agreement to which the Optionee is a party, willful violation of any law, rule, regulation or final cease-and desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of any employment agreement to which the Optionee is a party.

      (c) "Change of Control" means (i) the execution of an agreement for the sale of all, or a material portion, of the assets of FFB or FFS as would require a vote of shareholders under Ohio corporate law; (ii) the execution of an agreement for a merger or recapitalization of FFB or FFS or any merger or recapitalization whereby FFB is not the surviving entity; (iii) a change of control of FFB or FFS, as defined or determined by the OTS; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of FFB or FFS by any person, trust, entity or group.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the Stock Option Committee appointed by the Board in accordance with Section 4(a) hereof.

      (f) "Continuous Service" means the absence of any interruption or termination of service to FFB or FFS by a Senior Executive Officer or by an Outside Director. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board.

      (g) "Effective Date" means the date on which this Plan is adopted by the Board.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i) "Fair Market Value" shall be determined as set forth in Section 8(a) of this Plan.

      (j) "FFB" means First Federal Bancorp, Inc., or any successor corporation upon assumption of this Plan.

      (k) "FFS" means First Federal Savings Bank of Eastern Ohio, the wholly owned subsidiary of FFB.

      (l) "ISO" means an incentive stock option, as defined in Section 422 of the Code.

      (m) "NQSO" means a stock option which does not qualify as an incentive stock option, as defined in Section 422 of the Code.

      (n) "OTS" means the Office of Thrift Supervision.

      (o) "Option" means an ISO or NQSO granted in accordance with the terms and subject to the conditions of this Plan.

      (p) "Optionee" means a Senior Executive Officer or an Outside Director who receives an Option pursuant to this Plan.

      (q) "Outside Directors" means the five members of the Board who are not employees of FFB or FFS and who are members of the Board on the Effective Date.

      (r) "Plan" means the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors.

      (s) "ROE" means the return on equity of FFB for a fiscal year as calculated in accordance with generally accepted accounting principles and as reported in the Annual Report to Shareholders for such year.

      (t) "Senior Executive Officers" means the President of FFB and FFS and the three Senior Vice Presidents of FFS on the Effective Date.

      (u) "Share" or "Shares" means one or more common shares, with no par value, of FFB.

      3. Shares Subject to this Plan.

      (a) Shares Available. Subject to adjustment as provided in Section 3(b) of this Plan, the aggregate number of Shares with respect to which Options may be granted pursuant to this Plan shall be 54,000. In the event that (i) any Shares subject to an Option granted under this Plan, or as to which such Option relates, are forfeited or (ii) an Option otherwise terminates or is canceled without the delivery of Shares, the Shares covered by such Option, or as to which such Option relates, shall become Shares with respect to which Options may be granted to the extent permissible under Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time. In the event that any Option is exercised through the delivery of Shares, the number of Shares available for Options under this Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      (b) Adjustments and Corporate Acts. (i) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of FFB, issuance of warrants or other rights to purchase Shares or other securities of FFB, or other similar corporation transaction or event affects the Shares in a manner by which an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall proportionately adjust any or all (as necessary) of (I) the number of Shares or other securities of FFB (or number and kind of other securities or property) with respect to which Options may be granted; (II) the number of Shares or other securities of FFB (or number and kind of other securities or property) subject to outstanding Options; and (III) the grant or exercise price with respect to any Options; provided, however, that no such adjustment shall be authorized to the extent that such authority would cause this Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      (ii) The existence of this Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of FFB to make or authorize any adjustment, recapitalization, reorganization or other change in FFB's capital structure or its business, any merger, acquisition or consolidation of FFB, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting FFB's capital stock or the rights thereof, the dissolution or liquidation of FFB or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Option outstanding at the time of such corporate transaction or which would involve the termination of all Options outstanding at the time of such corporate transaction.

      4. Administration.

      (a) Stock Option Committee. This Plan shall be administered by a Stock Option Committee appointed by the Board. The Committee shall consist of at least three members of the Board, one of whom shall be an employee of FFS, and may consist of the entire Board.

      (b) Powers of the Committee. The Committee is authorized to interpret this Plan and to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the form and content of Options to be issued under this Plan; and to make such other determinations necessary or advisable for the administration of this Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Options without the consent of the Optionee. The President of FFB and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Options approved by the Committee on behalf of FFB and to cause them to be delivered to the Optionees. The construction and the interpretation of the provisions of this Plan are vested with the Committee, in its absolute discretion. All such decisions, determinations and interpretations shall be final, conclusive and binding upon all parties having an interest in this Plan.

      5. Eligibility. Eligibility to participate in this Plan shall be limited to the Senior Executive Officers and to the Outside Directors.

      6. Term of Plan. This Plan shall continue in effect for a term of five (5) years from the Effective Date, unless earlier terminated pursuant to Section 13 hereof. Unless otherwise expressly provided in this Plan or in an applicable award agreement, the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award or to waive any conditions or rights under any such award shall continue after the expiration of such term.

      7. Grant of Options.

      (a) Automatic Performance Grant. In the event that the ROE for any one of the fiscal years ended September 30, 1997, 1998, 1999, 2000 or 2001, equals or exceeds the average ROE for the five fiscal years preceding any such fiscal year, each one of the Senior Executive Officers and each one of the Outside Directors shall automatically be granted on the immediately following December 1 an Option to purchase 2,000 Shares; provided, however, that the maximum aggregate number of Shares subject to Options granted to any one Senior Executive Officer or any one Outside Director under this Plan shall not exceed 6,000.

      (b) Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an instrument in a form approved by the Committee. Such instrument shall contain terms and conditions which are consistent with this Plan. Any option granted to a Senior Executive Officer shall be an ISO. Any option granted to an Outside Director shall be a NQSO.

      8. Terms and Conditions of Options. Each and every Option granted pursuant to this Plan shall comply with, and be subject to, the following terms and conditions:

      (a) Option Price. (i) The price per Share at which each Option granted under this Plan may be exercised shall be the Fair Market Value of the Shares on the date such Option is granted, except as set forth in subsection (ii) of this
Section 8(a). The Fair Market Value shall equal the mean between the closing high bid and low asked quotations with respect to a Share on such date on The Nasdaq Stock Market.

      (ii) The foregoing notwithstanding, in the event an Optionee owns Shares representing more than ten percent (10%) of the outstanding Shares at the time the Option is granted, the Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares at the time the Option is granted.

      (b) Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice of exercise to FFB. Such notice shall specify the number of Shares to be purchased. Full payment for each Share purchased upon the exercise of any Option granted under this Plan shall be made at the time of exercise of each such Option and shall be paid in cash or cash equivalents, including personal checks, or, if permitted by the Committee, in Shares or a combination of cash or cash equivalents and Shares. Shares utilized in full or partial payment of the exercise price shall be valued at the Fair Market Value at the date of exercise. FFB shall accept full or partial payment in Shares only to the extent permitted by applicable law. No Shares shall be issued until full payment therefor has been received by FFB. No Optionee shall have any of the rights of a shareholder of FFB until Shares are issued to such Optionee.

      (c) Term of Option. Subject to the right of FFB to provide for earlier termination in the event of any merger, acquisition or consolidation involving FFB, the term of each Option granted pursuant to this Plan shall be ten (10) years from the date each such Option is granted; provided, however, that in the case of a Senior Executive Officer who owns a number of Shares representing more than ten percent (10%) of the Shares outstanding at the time the Option is granted, the term of the Option shall be five (5) years.

      (d) Exercise Generally. Any Option granted pursuant to this Plan shall, unless otherwise specified by the Committee at the time of grant, be exercisable immediately after the date of grant of such Option; provided, however, that except as otherwise provided in Section 9 hereof, no Option may be exercised unless the Optionee shall have been a Senior Executive Officer or an Outside Director of FFB or FFS at all times during the period beginning with the date of grant of any such Option and ending on the date which is three (3) months before the date of exercise of any such Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Option granted hereunder as long as such conditions are not inconsistent with the terms of this Plan.

      (e) Transferability. Any Option granted pursuant to this Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom such option is granted and shall not be assignable or transferable other than by will or by the laws of descent and distribution.

      (f) Limit on Grant. In no event shall an Optionee be granted Options to purchase Shares in excess of twenty-five percent (25%) of the aggregate Shares subject to this Plan as described in Section 3 hereof.

      (g) Change of Control. Notwithstanding any provision set forth in the instruments pursuant to which individual Options are granted, all outstanding Options shall become immediately exercisable in the event of a Change of Control.

      9. Effect of Termination of Continuous Employment, Disability or Death on Options.

      (a) Termination of Continuous Employment. In the event that any Optionee's Continuous Service to FFB or FFS shall terminate for any reason, other than permanent and total disability (as such term is defined in Section 22(e)(3) of the Code, as from time to time amended), death or termination for Cause, all of any such Optionee's Options and all of any such Optionee's rights to purchase or receive Shares pursuant thereto shall automatically terminate on the earlier of
(i) the respective expiration dates of any such Options or (ii) the date which is three (3) months after the date of such termination of Continuous Service.

      (b) Disability. In the event that any Optionee's Continuous Service to FFB or FFS shall terminate as the result of the permanent and total disability (as such term is defined in Section 22(e)(3) of the Code, as from time to time amended) of such Optionee and the Optionee was entitled to exercise Options at the date of such termination of Continuous Service, such Optionee may exercise any Options granted to him pursuant to this Plan at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the expiration of one (1) year after the date of such termination of Continuous Service.

      (c) Death. In the event of the death of any Optionee on a date on which the Optionee was entitled to exercise any such Options, any Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Options or (ii) the expiration of six (6) months after the date of death of such Optionee (or such later period not to exceed one
(1) year which the Committee may permit, in its discretion).

      (d) Termination for Cause. In the event an Optionee's service to FFB or FFS is terminated for Cause, any Options granted to such Optionee which are outstanding on the date of termination shall be forfeited.

      (e) Termination of Options. To the extent that any Option granted under this Plan to any Optionee whose Continuous Service to FFB or FFS terminates shall not have been exercised within the applicable period set forth in this
Section 9, any such Option, and all rights to purchase or receive Shares pursuant thereto, shall terminate on the last date of the applicable period.

      10. Time of Granting Options. The date of grant of an Option under this Plan shall be the applicable date under Section 7 of this Plan. Notice of the grant shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

      11. Effective Date. The Effective Date of this Plan shall be the date on which this Plan is adopted by the Board.

      12. Approval by Shareholders. This Plan shall be approved by the shareholders of FFB within twelve (12) months before or after the Effective Date.

      13. Amendment and Termination of this Plan.

      (a) Amendment and Termination of this Plan by the Board. The Board may alter, suspend or discontinue this Plan, except that no action of the Board may increase (other than as provided in Section 3(b) hereof) the maximum number of Shares subject to Options granted under this Plan, materially increase the benefits accruing to Optionees under this Plan or materially modify the requirements for eligibility for participation in this Plan, unless such action of the Board shall be approved or ratified by the shareholders of FFB.

      (b)  Change  in  Applicable  Law.   Notwithstanding  any  other  provision
contained in this Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject FFB to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. As a condition to the exercise of an Option, FFB may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal and state securities law.

      15. Reservation of Shares. During the term of this Plan, FFB will reserve and keep available a number of Shares sufficient to satisfy the requirements of this Plan.

      16. Unsecured Obligation. No Optionee under this Plan shall have any interest in any fund or special asset of FFB by reason of this Plan or the grant of any Option to such Optionee under this Plan. No trust fund shall be created in connection with this Plan or any grant of any Option hereunder, and there shall be no required funding of amounts which may become payable to any Optionee.

      17. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed to apply.

      18. Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated thereunder or any successor rule or regulation thereto as in effect from time to time. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19. Tax Withholding. FFB shall have the right to deduct from any settlement, including the delivery or vesting of Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of FFB to satisfy all obligations for the payment of such taxes. If Shares are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required.

      20. No Right to Employment. Neither the adoption of this Plan nor the granting of any Option shall confer upon any employee of FFB or FFS any right to continued employment with FFB or FFS, as the case may be, nor shall it interfere in any way with the right of FFB or FFS to terminate the employment of any of its employees at any time, with or without cause.


                               *** PROXY CARD ***


                                 REVOCABLE PROXY


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST
                              FEDERAL BANCORP, INC.
                         THE FIRST FEDERAL BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 19, 1997

      The undersigned shareholder of First Federal Bancorp, Inc. ("Bancorp") hereby constitutes and appoints John C. Matesich III, Don R. Parkhill and Larry
W. Snode, or any one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of Bancorp to be held at the Holiday Inn, 4645 East Pike, Zanesville, Ohio, on February 19, 1997, at 2:00 p.m. (the "Annual Meeting"), all of the shares of Bancorp which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.  To re-elect four directors of Bancorp for terms expiring in 1999;

    [ ]  FOR all nominees listed below     [ ]  WITHHOLD authority to vote for
         (except as marked to the               all nominees listed below:
         contrary below):

                              Ward D. Coffman, III
                             Robert D. Goodrich, II
                              Patrick L. Hennessey
                              Connie Ayres LaPlante

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve the First Federal Bancorp, Inc., 1997 Performance Stock Option Plan for Senior Executive Officers and Outside Directors; and

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. To ratify the selection of Crowe, Chizek and Company as the auditors of Bancorp for the current fiscal year; and

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN


         IMPORTANT: Please sign and date this Proxy on the reverse side.



This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1, 2 and 3.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Annual Meeting of Shareholders of Bancorp and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificates(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.



------------------------------------       ------------------------------------
Signature                                  Signature


------------------------------------       ------------------------------------
Print or Type Name                         Print or Type Name


Date: ------------------------------       Date:-------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCORP. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.